Exhibit 5.1

Homburger AG Weinbergstrasse 56 | 58 CH-8006 Zürich Postfach 338 | CH-8035 Zürich Telefon +41 43 222 10 00 Fax +41 43 222 15 00 lawyers@homburger.ch

Credit Suisse Group AG

Paradeplatz 8
P.O. Box
8070 Zurich
Switzerland

May 16, 2011 SCN

316938 | SCN | 000014.docx

Credit Suisse Group AG — Registration Statement on Form F-3

Ladies and Gentlemen

We, Homburger AG, have acted as special Swiss counsel to Credit Suisse Group AG (CSG) in connection with the registration statement on Form F-3 of May 16, 2011 (excluding the Exhibits and the documents incorporated by reference therein, the Registration Statement) to be filed under the United States Securities Act of 1933, as amended (the Securities Act) with the U.S. Securities and Exchange Commission (the SEC) on or about May 16, 2011, relating to

•                                the issuance by Credit Suisse Group (Guernsey) I Limited (CSG Guernsey I) or Credit Suisse Group (Guernsey) III Limited (CSG Guernsey III), of senior or subordinated debt securities, convertible or exchangeable into ordinary shares of CSG (the Shares) or American depositary shares of CSG (the Convertible Securities), which, in the case of Convertible Securities issued by CSG Guernsey, will be fully and unconditionally guaranteed by CSG;

•                                the issuance by CSG, acting through its head office or any of its branches (the CSG Branches) of senior or subordinated guarantees of Convertible Securities in conjunction with the issuance and sale of the Convertible Securities issued by CSG Guernsey (the Guarantees, and together with the Convertible Securities, the Securities); and

•                                the issuance by CSG of Shares or American depositary shares of CSG.

As such counsel, we have been requested to give our opinion as to certain legal matters relating to the Registration Statement, the Guarantees, the Shares and the Base Indentures (as defined below).

Capitalized terms used but not defined herein shall have the meanings assigned to such terms in relevant Base Indenture.

I.                              Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change. In the absence of explicit statutory law or established case law, we base our opinion solely on our independent professional judgment. This opinion is also confined to the matters stated herein and the Documents (as defined below), and is not to be read as extending, by implication or otherwise, to any agreement or document referred to in any of the Documents or any other matter.

For purposes of this opinion we have not conducted any due diligence or similar investigation as to factual circumstances, which are or may be referred to in the Documents, and we express no opinion as to the accuracy of representations and warranties of facts set out in the Documents or the factual background assumed therein.

For purposes of this opinion, we have only examined originals or copies of the following documents (collectively, the Documents):

(i)                           an electronic copy of the executed Registration Statement;

(ii)                        an electronic copy of the executed base indenture dated May 16, 2011 (the Base Indenture 1) among CSG Guernsey I, CSG and HSBC Bank USA, N.A. as Trustee;

(iii)                     an electronic copy of the executed base indenture dated May 16, 2011 (the Base Indenture 2, and together with the Base Indenture 1, the Base Indentures) among CSG Guernsey III, CSG and HSBC Bank USA, N.A. as Trustee;

(iv)                    a certified excerpt for CSG from the commercial register of the Canton of Zurich, Switzerland dated May 9, 2011 (the Excerpt);

(v)                       a copy of the articles of association of CSG dated April 29, 2011 (the Articles);

(vi)                    an electronic copy of the Organizational Guidelines and Regulations of CSG dated December 8, 2010 (the Regulations);

(vii)                 an electronic copy of the Credit Suisse Directive on Funding Authority in its version of December 17, 2008 (the Directive);

(viii)              an electronic copy of a Certificate of the CFO of CSG dated May 16, 2011 (the CFO Certificate); and

(ix)                      an electronic copy of a power of attorney issued by the CFO and the Treasurer of CSG dated May 16, 2011 (the PoA).

No documents have been reviewed by us in connection with this opinion other than the Documents. Accordingly, we shall limit our opinion to the Documents and their legal implications under Swiss law.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. With respect to Documents governed by laws other than the laws of Switzerland, for purposes of this opinion we have relied on the plain meaning of the words and expressions contained therein without regard to any import they may have under the relevant governing law.

II.                          Assumptions

In rendering the opinion below, we have assumed the following:

(a)                        all documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, fax and electronic copies) conform to the original;

(b)                       all documents produced to us as originals and the originals of all documents produced to us as copies were duly executed and certified, as applicable, in the manner and by the individuals purported to have executed or certified, as the case may be, such documents;

(c)                        except as expressly opined upon herein, all information contained in the Documents is, and all material statements made to us in connection with the Documents are, true and accurate;

(d)                       (i) each CSG Branch has the requisite power and authority under the laws of the jurisdiction in which such CSG Branch is domiciled to act as provided in the relevant documents, and (ii) each CSG Branch has complied and will comply with all internal guidelines with respect to the issuance of the Securities;

(e)                        each Base Indenture is within the capacity and power of, has been duly authorized, executed and delivered by, and is binding on, all parties thereto other than CSG;

(f)                          the parties to each Base Indenture (other than CSG) are duly incorporated and organized and validly existing under the laws of their respective jurisdiction of incorporation or formation;

(g)                       to the extent relevant for purposes of this opinion all parties to each Base Indenture have performed and will perform all obligations by which they are respectively bound under such Base Indenture, and all parties to each Base Indenture are in compliance with all matters of validity and enforceability under any law other than, in the case of CSG, the laws of Switzerland;

(h)                       save for the provisions of Articles 11 and 12 of each Base Indenture relating to the status and subordination of the Convertible Securities and the Guarantee, which, as set forth in Article 14.13 of each Base Indenture, are expressed to be governed by the laws of Guernsey in the case of CSG Guernsey I and CSG Guernsey III, respectively, and the laws of Switzerland in the case of CSG, each Base Indenture is and will be valid, binding and enforceable under English law, which is the law by which it is expressed to be governed, and the choice of English law and of the exclusive jurisdiction of the English courts provided in each Base Indenture is valid under the laws of England;

(i)                           the provision of Article 11 of each Base Indenture, as far as it relates to the status and subordination of the Convertible Securities of CSG Guernsey I

and CSG Guernsey III, respectively, is and will be valid, binding and enforceable under the laws of Guernsey, which are the laws by which it is expressed to be governed, and the choice of the laws of Guernsey with regard to the subordination provision of Article 11 of each Base Indenture relating to CSG Guernsey I and CSG Guernsey III, respectively is and will be valid under the laws of Guernsey;

(j)                           as far as any obligation under a Base Indenture and the Guarantees is required to be performed in, or by a party incorporated or organized under the laws of, any jurisdiction outside of Switzerland, its performance will not be illegal or unenforceable by virtue of the laws of such jurisdiction;

(k)                        except as expressly opined upon herein, all representations and warranties and confirmations set forth in each Base Indenture and the Securities are true and accurate;

(l)                           the Excerpt is correct, complete and up-to-date, and the Articles, the Regulations and the Directive are in full force and effect and have not been amended;

(m)                     the parties to each Base Indenture entered into such Base Indenture for bona fide commercial reasons and on arm’s length terms, and none of the directors or officers of any such party has or had a conflict of interest with such party in respect of the Documents that would preclude such director or officer from validly representing (or granting a power of attorney in respect of the Documents for) such party;

(n)                       the CFO Certificate and the PoA (i) have not been rescinded or amended, and (ii) are in full force and effect;

(o)                       the Base Indentures and the Registration Statement have not been amended, supplemented or terminated;

(p)                       except as expressly opined on herein, all relevant documents are or will be within the capacity and powers of, have been or will be validly authorized, executed and delivered by, and are and will be binding on, each party thereto; and

(q)                       at no time will the aggregate nominal amount of securities issued pursuant to the Registration Statement exceed USD 3 billion in accordance with the CFO Memorandum (the Size Limitation); provided, however, that the aggregate nominal amount of securities issued pursuant to the Registration Statement may exceed the Size Limitation if at or prior to the issuance of any securities in excess of the Size Limitation, an increase in the Size Limitation greater than or equal to the amount by which such securities exceed the Size Limitation has been duly authorized in accordance with the then applicable mandatory Swiss law and the corporate rules and guidelines.

III.                      Opinion

Based on the foregoing assumptions and subject to the qualifications set out below, we are of the opinion that:

1.                             CSG is a corporation duly incorporated and validly existing under the laws of Switzerland.

2.                             CSG has the corporate power to, and all necessary corporate action has been taken to, execute, deliver and file the Registration Statement.

3.                             Each Base Indenture has been duly authorized, executed and delivered and as far as enforceability under Swiss law is concerned the obligations expressed to be assumed therein by CSG constitute valid and legally binding obligations of CSG, enforceable against CSG in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity under Swiss law.

4.                             In the case of any Convertible Securities that are convertible into the Shares, when any such Share is issued and paid for pursuant to (i) the terms of such Convertible Securities, and (ii) the Articles and Swiss corporate law, such Share will be validly issued, fully paid and non-assessable (i.e., no further contributions in respect thereof will be required to be made to CSG by the holders thereof by reason only of their being such holders).

5.                             In the case of any Guarantee, when (i) the Registration Statement has become effective under the Securities Act, (ii) the indenture relating to such Guarantee has been duly authorized in accordance with all applicable constituent documents of CSG, executed and delivered by each party thereto, (iii) the terms of such Guarantee and the issuance of the Convertible Securities relating thereto have been duly established in conformity with the indenture so as not to violate Swiss law and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over CSG, and (iv) the Convertible Securities relating thereto have been duly executed and authenticated in accordance with the relevant articles of incorporation and other constituent documents and issued and sold as contemplated in the Registration Statement, such Guarantee will constitute a valid and binding obligation of CSG, enforceable against CSG in accordance with its terms.

IV.                     Qualifications

Based on the foregoing and subject to the qualifications set out below, we are of the opinion that:

(a)                        The lawyers of our firm are members of the Zurich bar and do not hold themselves out to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only and we express no opinion with respect to the applicability or the effect of the laws of any other jurisdiction to or on the matters covered herein.

(b)                       As used in Section III, the terms “enforceable” and “enforceability” mean that the relevant obligation or document is of a type enforced by the Swiss courts in accordance with, and subject to, the rules of procedure applicable in Switzerland. Enforceability of a Base Indenture or any of the Guarantees may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors and secured parties in general (including, without limitation, provisions relating to voidable preferences as set forth in Articles 285 et seq. of the Swiss Federal Debt Enforcement and Bankruptcy Act of April 11, 1889, as amended), laws or principles of general application (including, but not limited to, the abuse of rights (Rechtsmissbrauch) and the principle of good faith (Grundsatz von Treu und Glauben)), and public policy, as defined in Articles 17-19 of the Swiss

Private International Law Act of December 18, 1987, as amended (the Private International Law Act).

Enforcement before the courts of Switzerland will in any event be subject to:

(i)                           the nature of the remedies available in the Swiss courts (and nothing in this opinion must be taken as indicating that specific performance (other than for the payment of a sum of money) or injunctive relief would be available as remedies for the enforcement of such obligations); and

(ii)                        the acceptance of such courts of jurisdiction and the power of such courts to stay proceedings if concurrent proceedings are being brought elsewhere.

(c)                        Claims may become barred under statutes of limitation or prescription, or may be or become subject to available defenses such as set-off, counterclaim, misrepresentation, material error, frustration, overreaching, duress or fraud. Further, limitations may apply with respect to any indemnification and contribution undertakings by CSG if a court considers any act of the indemnified person as wilful or negligent, and an obligation to pay an amount may be unenforceable if the amount is held to constitute an excessive penalty (such as exemplary or punitive damages).

(d)                       Swiss courts do not consider themselves bound by contractual severability provisions or provisions stating that an agreement may only be amended in writing.

(e)                        Under Swiss law, a notice sent but not actually received may be considered not to have been properly given, and a document required to be signed or to be made in writing may not constitute a valid document if only transmitted by fax, e-mail or similar telecommunication.

(f)                          Pursuant to Swiss law, any mandate, power of attorney or instruction provided to, or appointment of, an agent may be revoked at any time by the principal, notwithstanding such mandate, power of attorney, instruction or appointment being stated to be irrevocable.

(g)                       Any provision in a Base Indenture to the effect that any of the rights and|or obligations of any party thereto shall be binding upon or inure to the benefit of its successors and assigns may not be binding on such successors and assigns without further consent and documentation.

(h)                       Any provision in a Base Indenture that constitutes, or purports to constitute, a restriction on the exercise of any statutory power by the shareholders of CSG may not be valid and enforceable.

(i)                           To the extent a Base Indenture or the terms of any Securities provide for the obligation of CSG to pay additional amounts to the extent withholding tax is imposed on any payments under such Base Indenture, the Securities or any other document or security, such obligations may - if the payments were classified by the Swiss federal tax administration as made by an entity resident or situated in Switzerland for Swiss taxation purposes - violate Article 14 of the Swiss Federal Withholding Tax Act of October 13, 1965 which stipulates that (i) Swiss withholdings tax (Verrechnungssteuer) to be withheld from any payment must be charged to the recipient of the payment, and (ii) contradictory agreements are null and void as to this issue.

(j)                           Article 1157 of the Swiss Code of Obligations (Schweizerisches Obligationenrecht, OR) (the CO) provides that if bonds are issued directly or indirectly by a public subscription by an issuer domiciled or having a business establishment in Switzerland, the bondholders form a community of creditors by operation of law. The provisions on the community of creditors, notably on the powers and organization of bondholder meetings, are then subject to the provisions of the CO.

(k)                        Pursuant to Article 10 of the Private International Law Act and Article 31 of the Convention on Jurisdiction and the Recognition and Enforcement of Judgments in Civil and Commercial Matters of October 30, 2007 (the Lugano Convention), Swiss courts may order preliminary measures even where they do not have jurisdiction over the substance of the matter.

(l)                           The enforceability in Switzerland of a foreign judgment rendered against CSG is subject to the limitations set forth in (x) the Lugano Convention, (y) such other international treaties under which Switzerland is bound, and (z)

the Private International Law Act. In particular, and without limitation to the foregoing, a judgment rendered by a foreign court may only be enforced in Switzerland if:

(i)                           in case of sub-clauses (y) and (z) above and, in certain exceptional cases, sub-clause (x) above, such foreign court had jurisdiction;

(ii)                        such judgment has become final and non-appealable, or, in the case of sub-clause (x) above, has become enforceable at an earlier stage;

(iii)                     the court procedures leading to such judgment followed the principles of due process of law, including proper service of process, subject to special provisions provided for by the Lugano Convention; and

(iv)                    such judgment on its merits does not violate Swiss law principles of public policy.

(m)                     Enforcement of a claim or court judgment under Swiss debt collection or bankruptcy proceedings may only be made in Swiss francs and any foreign currency amount must accordingly be converted into Swiss francs in accordance with the applicable rules.

(n)                       We express no opinion as to the accuracy or completeness of the information set out in the Registration Statement.

(o)                       We express no opinion on the admissibility or validity of, or the procedures relating to, the registration of the offering of any of the Securities with the SEC.

(p)                       We express no opinion as to any commercial, accounting, calculating, auditing or other non-legal matter. We express no opinion as to tax matters.

(q)                       Further, we express no opinion as to any provisions of the Trust Indenture Act expressed to be incorporated by reference in a Base Indenture or the conformity of a Base Indenture with the requirements of the Trust Indenture Act.

(r)                          Where a party to a Base Indenture is vested with a discretion, Swiss law may require that such discretion is exercised on reasonable grounds. Moreover, a determination, calculation, statement or certificate as to any matter may be held by a Swiss court not to be final, conclusive or binding if such determination, calculation, statement or certification were shown to have an unreasonable, incorrect or arbitrary basis or not to have been given or made in good faith.

(s)                        Swiss courts interpret and construe an agreement in accordance with the principle of good faith (Vertragsauslegung nach Treu und Glauben) and, in doing so, may consider elements in addition to the wording of the relevant provisions of such agreement, including, without limitation, the circumstances under which such agreement was entered into and the real intention of the parties thereto as mutually understood or as to be understood in good faith.

(t)                          In making references to the terms of a Base Indenture, no opinion is expressed as to whether and to what extent these are sufficiently specified or leave room for interpretation which may, as the case may be, become a matter of the discretion of the courts.

*  *  *

We have issued this opinion as of the date hereof and we assume no obligation to advise you of any changes in fact or in law that are made or brought to our attention hereafter.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

This opinion may be relied upon by you in connection with the filing of the Securities. Without our prior written consent, this opinion may not be (i) used or relied upon by any other person, or (ii) used or relied upon by you except in relation to the issuance of the Securities.

This opinion shall be governed by and construed in accordance with the laws of Switzerland. We confirm our understanding that all disputes arising out of or in connection with this opinion shall be subject to the exclusive jurisdiction by the District Court of Zurich, Switzerland.

Sincerely yours,
HOMBURGER AG

/s/ Rene Bosch